Certification of CEO Pursuant to
                            18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10-Q of Harris & Harris Group, Inc. (the "Company") for the quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles E. Harris, as Chief Executive Officer of Harris & Harris Group, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

	(1)	The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

	(2)	The information contained in the Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Charles E. Harris
---------------------
Name:   Charles E. Harris
Title:  Chief Executive Officer
Date:   August 12, 2004



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.